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                        EXHIBIT 3.4



         CERTIFICATE OF CHANGE OF REGISTERED AGENT
                            AND
                     REGISTERED OFFICE

                         * * * * *

     Mail-Well I Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is The Prentice Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of Mail-Well I Corporation adopted the following resolution on the 1st day of November 1996.

     Resolved, that the registered office of Mail-Well I Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Mail-Well I Corporation has caused this statement to be signed by Robert J. Terry, its President, and attested by Roger Wertheimer, its Secretary, this 1st day of November 1996.

                                 By:  /s/ Robert J. Terry
                                      ----------------------------------
                                      Robert J. Terry
                                      President and COO

ATTEST:

By:  /s/ Roger Wertheimer
     ----------------------------------
     Roger Wertheimer
     V.P.-General Counsel and Secretary